As Filed With the Securities and Exchange Commission on February 8, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)
____________________________________

Delaware	82-4052852
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
40 Burton Hills Blvd., Suite 415 Nashville, TN 37215 (Address of Principal Executive Offices) (Zip Code) ____________________________________
i3 Verticals, Inc. 2018 Equity Incentive Plan
(Full title of the plan)
____________________________________
Paul Maple
General Counsel and Secretary
40 Burton Hills Blvd., Suite 415
Nashville, TN 37215
(615) 465-4487
(Name, address and telephone number, including area code, of agent for service)
____________________________________

Copies to:

Jay H. Knight Timothy J. Van Hal Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering (3)	Amount of registration fee
Class A common stock, par value $0.0001 per share	1,235,142 (2)	$29.30	$36,189,661	$3,948

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Class A common stock (“Class A common stock”) of i3 Verticals, Inc. (the “Registrant”) which may be offered and issued pursuant to the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”) in order to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Reflects an automatic increase to the number of shares of Class A common stock reserved for issuance pursuant to future awards under the 2018 Plan, which annual increase is provided for in the 2018 Plan.
(3) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $29.30 per share, which is the average of the high and low prices of Class A common stock, as reported on the Nasdaq Global Select Market, on February 1, 2021.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES
This Registration Statement on Form S-8 is being filed to register an additional 1,235,142 shares of Class A common stock, par value $0.0001 (the “Class A common stock”), under the 2018 Equity Incentive Plan (the “2018 Plan”) of i3 Verticals, Inc. (the “Registrant”) as a result of a provision in the 2018 Plan providing that the total number of shares of Class A common stock reserved for issuance under the 2018 Plan will automatically increase on the first trading day of each calendar year in an amount equal to four percent (4%) of the outstanding shares of all classes of the Registrant’s common stock (including both Class A common stock and Class B common stock) on the last trading day in December of the immediately preceding calendar year, or by any lesser number as determined by the board of directors of the Registrant.
The Registrant previously registered shares of Class A common stock under the 2018 Plan under Registration Statements on Form S-8 (File Nos. 333-225812, 333-229678 and 333-236118) (the “Prior Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2018, February 14, 2019 and January 28, 2020, respectively.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference.
In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to securities offered pursuant to the Registrant’s 2018 Plan, are hereby incorporated by reference and made a part of this Registration Statement on Form S-8.
The following documents filed by the Registrant with the Commission, pursuant to the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the Commission on November 23, 2020;
(2)The Registrant’s Current Report on Form 8-K, filed with the Commission on February 5, 2021 (other than information furnished pursuant to Item 7.01 or Item 9.01); and

(3)The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38532) filed with the Commission on June 15, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.
Item 8.        Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of i3 Verticals, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2018) (File No. 001-38532).

4.2	Amended and Restated Bylaws of i3 Verticals, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 25, 2018) (File No. 001-38532).
4.3
Specimen Stock Certificate evidencing the shares of Class A common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-225214), filed on May 25, 2018).

5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche, LLP.
23.3*	Consent of BDO USA, LLP.
24.1	Power of Attorney (included on signature page).
99.1
i3 Verticals, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-225214), filed on June 11, 2018).

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 8th day of February, 2021.

i3 Verticals, Inc.
By:	/s/ Gregory S. Daily
Gregory S. Daily
Chairman of the Board and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory S. Daily and Clay Whitson, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gregory S. Daily Gregory S. Daily	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 8, 2021
/s/ Clay Whitson Clay Whitson	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 8, 2021
/s/ Elizabeth Seigenthaler Courtney Elizabeth Seigenthaler Courtney	Director	February 8, 2021
/s/ John Harrison John Harrison	Director	February 8, 2021
/s/ Burton Harvey Burton Harvey	Director	February 8, 2021
/s/ Timothy McKenna Timothy McKenna	Director	February 8, 2021
/s/ David Morgan David Morgan	Director	February 8, 2021
/s/ David Wilds David Wilds	Director	February 8, 2021